Exhibit 23.1


                       Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement of Ethyl Corporation on Amendment No. 3 to Form S-3 (File No. 33-57243) of our report dated January 30, 1997, on our audits of the consolidated financial statements of Ethyl Corporation and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, appearing on page 42 of the Ethyl Corporation 1996 Annual Report, which report is incorporated by reference in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                                 /s/ Coopers & Lybrand, L.L.P.
                                                 COOPERS & LYBRAND L.L.P.

Richmond, Virginia
December 11, 1997